01-02-2018



Pareteum Corporation
ET 10
100%
ET Europe Holding BV
Netherlands
ET 14
100%
Pareteum
North America Corp.
USA
ET 58
100%
ET Limited
Hong Kong
ET 32
ET de Mexico
S.A.P.I de C.V.
Mexico
ET 57
ET
Mobile Services BV
Netherlands
ET 23
50.54%
100%
100%
ET ME&A FZ- L.L.C.
Dubai
ET 35
99,998%
Pareteum
UK Limited
UK
ET 61
Asesores Profesionales
ETAK S. de RL. De C.V.
Mexico
ET 59
99%
100%
ETC Premium Rate
Services Netherlands BV
Netherlands
ET 24
100%
100%
100%
100%
ETC Holding AG
Switzerland
ET 21
ET Deutschland GmbH
Germany
ET 28
ET Guangzhou IT Ltd.
China
ET 13
ET Belgium BVBA
Belgium
(IN LIQUIDATION)
ET 30
ETC Luxembourg S.A.
Luxemburg
ET 45
100%
90%
ET Telecom. do Basil
LTDA
Brasil
ET 56
10%
100%
ET Telekom GmbH
Austria
(IN LIQUIDATION)
ET 18
100%
ET ME&A
(Holding) W.L.L.
Bahrain
ET 33
ETC Italy SRL
Italy
ET 25
100%
100%
ET Business
Services W.L.L.
Bahrain
ET 12
Pareteum Spain SLU
Spain
ET 16
100%
100%
ETC Carrier
Services GmbH
Switzerland
ET 19
100%
99%
ET UTS NV
Curaçao
ET 39
51%
ET ME&A
(Holding) Jordan L.L.C.
Jordan
ET 34
ET Bahrain W.L.L.
Bahrain
ET 36